Exhibit 21.1

SUBSIDIARIES OF PTC Inc.

Name	Place of Formation
Aonix North America, Inc.	Delaware
Atego Systems, Inc.	Delaware
Axeda Corporation	Delaware
High Rely Incorporated	Delaware
Parametric Holdings Inc.	Delaware
Parametric Technology International, Inc.	Delaware
PTC Netherlands LLC	Delaware
ThingWorx, Inc.	Delaware
Parametric Technology Corporation	Massachusetts
PTC International, Inc.	Massachusetts
Parametric Technology Australia Pty. Limited	Australia
Parametric Technology Gesellschaft, m.b.H.	Austria
MCA Solutions BVBA	Belgium
Parametric Technology (Belgium) b.v.b.a.	Belgium
Parametric Technology Brasil Ltda.	Brazil
PTC (Canada) Inc.	Canada
Parametric Technology (Shanghai) Software Co. Ltd.	China
Servigistics (Shanghai) Co., Ltd.	China
Parametric Technology (C.R.) s.r.o.	Czech Republic
Parametric Technology (Denmark) A/S	Denmark
Atego SAS	France
Parametric Technology S.A.	France
Atego Systems GmbH	Germany
Axeda GmbH	Germany
Blue River Software GmbH	Germany
Parametric Technology GmbH	Germany
Parametric Technology (Hong Kong) Ltd.	Hong Kong
4 C Solutions Private Limited	India
Parametric Technology (India) Private Ltd.	India
PTC Software (India) Private Limited	India
Servigistics Development India Private Limited	India
Parametric Holdings (Ireland) Ltd.	Ireland
Parametric Technology (Republic of Ireland) Ltd.	Ireland
PTC (IFSC) Limited	Ireland
PTC (SSI) Limited	Ireland

Parametric Technology Israel Ltd.	Israel
Atego Systems SRL	Italy
Parametric Technology Italia S.r.l.	Italy
PTC Japan KK	Japan
Parametric Korea Co., Ltd.	Korea
Parametric Technology Corporation (Malaysia) Sdn. Bhd.	Malaysia
CV Holding (Mauritius) Ltd.	Mauritius
Parametric Technology Mexico, S.A. de C.V.	Mexico
Enigma Europe B.V.	Netherlands
Parametric Technology Europe B.V.	Netherlands
Parametric Technology Nederland B.V.	Netherlands
PTC Holdings (Europe) B.V.	Netherlands
PTC Holdings (NL) B.V.	Netherlands
PTC Netherlands C.V.	Netherlands
PTC Eastern Europe Limited S.R.L.	Romania
PTC International Limited Liability Company	Russia
Enigma Europe B.V. (Singapore Branch)	Singapore
Parametric Technology Singapore Pte. Ltd.	Singapore
Parametric Technology (Slovakia) s.r.o.	Slovak Republic
Parametric Technology South Africa (Propretary) Limited	South Africa
Parametric Technology Espana, S.A.	Spain
PTC Sweden AB	Sweden
Parametric Technology (Schweiz) AG	Switzerland
Parametric Technology Taiwan Ltd.	Taiwan
4 C Solutions UK Limited	United Kingdom
Atego Group Ltd.	United Kingdom
Atego Systems Ltd.	United Kingdom
Enigma Information Retrieval Systems Ltd. (UK)	United Kingdom
Logistics Business Systems Limited	United Kingdom
Parametric Holdings (UK) Limited	United Kingdom
Parametric Technology (UK) Limited	United Kingdom
Servigistics Limited	United Kingdom